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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                   JULY 9, 1999
                Date of report (Date of earliest event reported)



                            K-TEL INTERNATIONAL, INC.
               (Exact Name of Registrant as Specified in Charter)



         MINNESOTA                        0-6664                41-0946588
(State or other Jurisdiction of  (Commission File Number)    (I.R.S. Employer
Incorporation or Organization)                            Identification Number)



                            2605 FERNBROOK LANE NORTH
                            PLYMOUTH, MINNESOTA 55447
          (Address of Principal Executive Offices, including Zip Code)


                                 (612) 559-6800
              (Registrant's Telephone Number, including Area Code)


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ITEM 5.   OTHER EVENTS.

Legal Proceedings:

A lawsuit has been filed in state court in New York City by Strong River Investments, Inc. and Catharine Street, LLC, naming as defendants the Registrant, its Chairman, Philip Kives, K-5 Leisure Products, Inc., a company owned by Philip Kives, and against Foothill Capital Corporation. The Summons states that the nature of the action is breach of a securities purchase agreement, registration rights agreement and alleges other claims. The Summons states that the nature of the relief sought is damages in the amount of $8,000,000. The Company has neither received the complaint in the lawsuit nor been served in the case. The plaintiffs are purchasers of the Registrant's common stock in a private placement which occurred in April 1999.

On the basis of the description of the alleged claims in the Summons, the Registrant believes it has meritorious defenses to the lawsuit and intends to vigorously defend the litigation.



                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.


Dated: July 13, 1999              K-TEL INTERNATIONAL, INC.


                                  By: /s/ Steven A. Kahn
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                                      Steven A. Kahn
                                      Vice President and Chief Financial Officer


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